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                                                                  EXHIBIT (a)(5)


                                   ICON FUNDS
                    AMENDMENT NO. 4 TO MASTER TRUST AGREEMENT



AMENDMENT No. 4 to the Master Trust Agreement of ICON Funds made at Englewood, Colorado on September 19, 1996, by the Trustees hereunder.

                                   WITNESSETH

WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996 (the "Agreement"), of ICON Funds (the "Trust"), provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

WHEREAS, a majority of the Trustees of the Trust desire to amend the Agreement to authorize a new sub-trust or series, the ICON Fund, and issuance of two classes of shares by that Fund; and

WHEREAS, a majority of the Trustees of the Trust on May 16, 2000 and June 28, 2000, have duly adopted the amendment to the Agreement shown below and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts;

NOW, THEREFORE, the undersigned Trustees pursuant to the authorization described above, hereby amend Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:

         SECTION 4.2  ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS.

         Without limiting the Trustees' authority to establish further sub-trusts pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts:

         ICON Basic Materials Fund           ICON Asia Region Fund


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Master Trust Agreement Amendment No. 4
June 28, 2000
Page 2 of 2

         ICON Capital Goods Fund             ICON South Pacific Region Fund
         ICON Consumer Cyclicals Fund        ICON North Europe Region Fund
         ICON Consumer Staples Fund          ICON South Europe Region Fund
         ICON Energy Fund                    ICON Western Hemisphere Fund
         ICON Financial Services Fund        ICON Short-Term Fixed Income Fund
         ICON Healthcare Fund                ICON Leisure Fund
         ICON Technology Fund                ICON Telecommunications & Utilities
         ICON Transportation Fund            Fund

         ICON Fund with two classes of shares, Class C and Class I, subject to different distribution and service fees as follows: 1.00% and 0.25%, respectively.

WITNESS WHEREOF, the undersigned pursuant to votes of a majority of the Trustees of the Trust on May 16, and June 28, 2000, has signed this Amendment No. 4 of the Master Trust Agreement.


/s/ Robin B. Shipman
--------------------
Robin B. Shipman
Secretary


STATE OF COLORADO   )
                    )     ss:
COUNTY OF ARAPAHOE  )

Before me, a Notary Public in and for said county and state, personally appeared Robin B. Shipman, who acknowledged that she is authorized and did sign the foregoing instrument in the capacity indicated, and that she has been authorized by written consent to sign said document of behalf of the Trustees of the ICON Funds, and that the same is her free act and deed on this 28th day of June 2000.

My Commission Expires:    9/30/2002
                       -----------------------------

Signature of Notary Public: /s/ Erik L. Jonson
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